UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2020
ORGANOVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter) Commission File Number: 001-35996

Delaware	27-1488943
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

440 Stevens Avenue, Suite 200 Solana Beach, CA 92075
(Address of principal executive offices, including zip code)

(858) 224-1000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
(Title of each class)	(Trading symbol(s))	(Name of each exchange on which registered)
Common Stock, $0.001 par value	ONVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02  Termination of a Material Definitive Agreement.

As previously disclosed, on December 13, 2020, Organovo Holdings, Inc. (the “Company” or “Organovo”) entered into an Agreement and Plan of Merger and Reorganization by and among the Company, Opal Merger Sub, Inc. and Tarveda Therapeutics, Inc. (“Tarveda”), as amended by that First Amendment to Merger Agreement, dated January 26, 2020 (the “Merger Agreement”).

On April 7, 2020, the Company terminated the Merger Agreement pursuant to Section 9.1(d) thereof, due to the merger related proposal not being approved by the Company’s stockholders at the Special Meeting (as defined below) as further described below. Pursuant to the terms of the Merger Agreement, Organovo is obligated to reimburse certain of Tarveda’s merger-related expenses not to exceed $300,000, which is offset by any amounts of Tarveda’s portion of shared expenses incurred by Organovo.

The description of the provisions of the Merger Agreement that were material to the Company, are set forth in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 16, 2019 and January 29, 2020 and are incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 7, 2020, the Company reconvened the Special Meeting of Stockholders that was originally held on March 26, 2020 (the “Special Meeting”) and adjourned until April 7, 2020. The purpose of the Special Meeting is described in Organovo’s definitive proxy statement/prospectus/information statement as filed with the SEC on February 24, 2020 (the “Definitive Proxy Statement”) relating to the pending merger (the “Merger”) with Tarveda Therapeutics, Inc. (“Tarveda”), which the Company first mailed to its stockholders on or about February 26, 2020.

Organovo Proposal Nos. 2, 3 and 5, as described in the Definitive Proxy Statement, were approved at the Special Meeting on March 26, 2020 and the polls were closed with respect to such proposals, as described in the Company’s Current Report on Form 8-K filed with the SEC on March 27, 2020. To allow additional time for stockholders to vote on Organovo Proposal Nos. 1 and 4, as set forth in the Definitive Proxy Statement, Organovo adjourned the Special Meeting with respect to such proposals until 10:00 a.m. Pacific Time, on April 7, 2020 after which the Special Meeting was finally adjourned on April 7, 2020.

Of the 130,497,563 shares of the Company’s common stock outstanding as of February 14, 2020 (the “Record Date”), 99,069,635 shares, or 75.91%, were represented at the Special Meeting either in person or by proxy, which total constituted a quorum of the issued and outstanding shares as of the Record Date.

The number of votes cast “For” and “Against” and the number of “Abstentions” and “Broker Non-Votes” with respect to Organovo Proposal Nos. 1 and 4 are set forth below.

Proposal One: Issuance of Organovo Common Stock in the Merger

Stockholders did not approve the issuance of shares of Organovo common stock in the Merger to the Tarveda securityholders in accordance with the terms of the Merger Agreement. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
23,427,937	40,271,580	396,572	34,973,546

Proposal Four: Approval of the Combined Organization 2020 Equity Incentive Plan

Stockholders did not vote to approve the adoption of the Combined Organization 2020 Equity Incentive Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
9,630,424	53,646,035	819,630	34,973,546

Item 8.01 Other Events.

On April 7, 2020, the Company issued a press release regarding the termination of the Merger Agreement and the voting results of the Special Meeting. The Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 7, 2020, issued by Organovo Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANOVO HOLDINGS, INC.

Date: April 8, 2020	/s/ Taylor Crouch
Taylor Crouch
Chief Executive Officer and President

GDSVF&H\5001889.1